Exhibit 99.1

Duluth Holdings Inc. Announces Holiday Results

Net Sales of $198.2 million

Company to participate in ICR Conference on Tuesday, January 10th

MOUNT HOREB, WI – January 9, 2023 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced net sales results for the nine-week period from October 31, 2022 through January 1, 2023 (“Holiday Period”).

For updated Investor Presentation, please visit: https://ir.duluthtrading.com/

Highlights for the Nine-Week Holiday Period Ended January 1, 2023 Compared to the Same Prior Year Period

•	Net sales of $198.2 million compared to $224.3 million

•	Direct net sales of $127.0 million compared to $145.3 million

•	Retail net sales of $71.2 million compared to $79.0 million

Management Commentary

President and CEO, Sam Sato commented, “We are pleased with our AKHG brand sales growth of high single digits for the 9-week holiday selling period and expect to achieve the low end of our fourth quarter sales guidance. For the year, we anticipate our Women’s business to outperform relative to the total company sales results giving us confidence the investments we have made in product innovation and great brand marketing has cemented Duluth Trading Company as a co-gender lifestyle brand.”

Sato concluded, “In what evolved into a softer consumer backdrop during the holiday season, we managed the business well. We expect to end the fiscal year in a balanced and strong inventory position with levels up compared to last year’s depressed positioning as a result of supply chain constraints, and comparable to levels in 2020 and 2019.”

ICR Conference 2023

Members of Duluth Trading’s management team will be meeting with analysts and investors at the ICR Conference on January 9-11, 2023. The Company’s presentation is scheduled for 2:00 P.M. Eastern Time on Tuesday, January 10, 2023. A live audio webcast will be available at the time of the event and may be accessed through the investor section of the Company’s website at https://ir.duluthtrading.com/

A replay of the audio webcast will be available after the event.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee”—if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2022 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation on our results of operations; the prolonged effects of COVID-19 on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold in global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

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